Exhibit 10.10

AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of May 2007, by and between Silicon Valley Bank (“Bank”) and R. H. Strasbaugh (fka Strasbaugh), a California corporation (“Borrower”) whose address is 825 Buckley Road, San Luis Obispo, California 93401.

Recitals

A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 23, 2004 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Exim Facility. Reference is hereby made to that certain Loan and Security Agreement (Exim Program) between the parties dated August 23, 2004 (as amended from time to time, the “Exim Loan Agreement”). The Borrower hereby acknowledges that no more Loans shall be made under the Exim Loan Agreement and that on the Maturity Date of the Exim Loan Agreement, all Obligations outstanding under the Exim Loan Agreement shall be paid in full in accordance with the terms of the Exim Loan Agreement.

2.2    Modified Maximum Advances. Subject to the terms of Section 6 of this Amendment, Section 2.1.1(b) of the Loan Agreement that currently reads as follows:

(b)    Maximum Advances. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount, and Bank shall have no obligation to make Advances in excess of THREE MILLION DOLLARS ($3,000,000) in the aggregate at any time outstanding, of which no more than SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) may be comprised of Eligible Accounts that are comprised of Purchase Orders (the “Purchase Order Sublimit”); provided however, Borrower acknowledges and agrees that at no time shall the aggregate outstanding Advances under this Agreement and the Exim Agreement (as defined below) combined exceed $3,000,000.

is hereby amended to read as follows:

(b)    Maximum Advances. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount, and Bank shall have no obligation to make Advances in excess of SIX MILLION DOLLARS ($6,000,000) in the aggregate at any time outstanding.

2.3    Modified Facility Amount. Subject to the terms of Section 6 of this Amendment, the definition of “Facility Amount” set forth in Section 13 of the Loan Agreement is hereby amended to read as follows:

“Facility Amount” is Seven Million Five Hundred Thousand Dollars ($7,500,000).

2.4    Modified Maturity Date. Subject to the terms of Section 6 of this Amendment, the definition of “Maturity Date” set forth in Section 13 of the Loan Agreement is hereby amended to read as follows:

“Maturity Date” is August 18, 2007.

2.5    Co-Borrower. Within 30 days of the date of this Amendment, if requested by Bank, Borrower shall cause CTK (as defined in that certain Consent to Loan and Security Agreement between Borrower and Bank dated April 3, 2007 (the “Consent”)) to become a co-Borrower under the Loan Agreement (or, if so determined by Bank in its sole discretion, a secured guarantor of the Obligations), and Borrower shall cause CTK to execute all documents deemed necessary by Bank related thereto.

2.6    Consent to Name Change. Borrower has advised Bank that Borrower changed its name from “Strasbaugh” to “R. H. Strasbaugh” on May 17, 2007 (the “Name Change”). Notwithstanding anything to the contrary contained in Section 7.2(iv) of the Loan Agreement, Bank hereby consents to the Name Change. It is understood by the parties hereto, however, that such a consent does not constitute a consent to or waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to consent to or waive in the future these covenants or any other provision or term of the Loan Agreement or any related document.

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to $7,500, (c) Bank’s receipt of evidence of the closing of the Acquisition (as defined in the Consent) (d) the receipt by CTK (as defined in the Consent) or Borrower, as applicable, of at least $12 Million cash proceeds from the issuance of equity securities (the “Equity Gross Proceeds”) of CTK or Borrower, as applicable, and evidence of the same received by Bank, (e) the payment by Borrower or CTK of all of the obligations of Borrower to Agility Capital, LLC (the “Agility Debt”) from the Equity Gross Proceeds and evidence of the same received by Bank and (f) the Borrower receives at least $6,000,000 net cash proceeds from the Equity Gross Proceeds (after deducting payments for fees, expenses, the Agility Debt and equity repayments from the Equity Gross Proceeds) and evidence of the same received by Bank.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Ben Fargo Name: Ben Fargo Title: UP/Relationship Manager	R. H. Strasbaugh By: /s/ Richard Nance Name: Richard Nance Title: Chief Financial Officer